UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2023
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Roblox Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39763	20-0991664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Park Place, San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 858-2569
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RBLX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Adoption of a Material Compensatory Plan

On March 16, 2023, the board of directors (the “Board”) of Roblox Corporation (the “Company”) approved the Roblox Corporation Deferred Compensation Plan (the “Plan”). Obligations of the Company under the Plan represent at all times unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan (the “Obligations”). The Obligations rank equally with other unsecured and unsubordinated indebtedness of the Company.

Non-employee directors of the Company and, as determined by the committee of the Board that administers the Plan (the “Committee”) in its sole discretion, members of a “select group of management or highly compensated employees” (within the meaning of Title I of the Employee Retirement Income Security Act) of the Company, may voluntarily elect to participate in the Plan.

Unless otherwise determined by the Committee and as set forth in the Plan, eligible employee participants may elect annually to defer up to 90% of their base salary and up to 100% of their cash bonus compensation, if any, and eligible non-employee director participants may elect annually to defer up to 100% of their cash director fees. Unless otherwise determined by the Committee and as set forth in the Plan, eligible participants also may elect annually to defer up to 100% of any restricted stock units (“RSUs”) and/or up to 100% of any performance stock units (“PSUs”) granted under the Company’s 2020 Equity Incentive Plan, as amended (the “Equity Plan”).

A Plan participant’s deferral contributions for a calendar year are credited to the participant’s book entry account(s) under the Plan for such year, as applicable.

Any deferred cash amounts under the Plan are deemed invested in one or more hypothetical investment funds available under the Plan, as elected by the participant in accordance with the Plan’s procedures. Any deferred RSUs and/or deferred PSUs under the Plan (together, “Stock Unit Deferrals”) will, at the time the Stock Unit Deferrals would otherwise vest and become transferable to the participant under the terms of the Equity Plan, but for the participant’s election to defer, be reflected on the Company’s books as an unfunded, unsecured promise to deliver to the participant a specified number of shares of Class A common stock of the Company (“Shares”) in the future. Any Stock Unit Deferrals will be credited with any dividend equivalents, as specified in the Plan.

The Obligations generally are payable upon the earliest to occur of a participant’s separation from service or the date(s) elected by the participant. Upon a qualifying disability, a death, or a qualifying change in control of the Company, the Obligations generally become immediately payable in a lump-sum. The Obligations also may become payable upon a participant’s qualifying unforeseeable emergency. However, any Stock Unit Deferrals will only be payable to the extent vested under the terms of the Equity Plan and related award agreements.

The Obligations generally are payable in the form of a lump sum cash payment or, in certain circumstances, in annual cash installment payments, as elected by the participant in accordance with the terms of the Plan. Any distributions representing Stock Unit Deferrals are payable in Shares issued pursuant to the Equity Plan, provided that any fractional Shares are rounded down to the nearest whole share.

The Company reserves the right to amend or terminate the Plan at any time without the consent of participants or their beneficiaries, provided that no amendment or termination may reduce the amount credited to any participant’s Plan account at the date of amendment or termination.

The foregoing is not a complete description of the Obligations and is qualified in its entirety by reference to the terms of the Plan document, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Current Report on Form 8-K by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number		Incorporated by Reference
	Description	Form	File No.	Exhibit	Filing Date
10.1	Roblox Corporation Deferred Compensation Plan and Adoption Agreement	S-8	333-270648	99.1	March 17, 2023
104*	Cover Page Interactive Data File (formatted as inline XBRL)
* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROBLOX CORPORATION

Date: March 17, 2023	By:	/s/ Mark Reinstra
Mark Reinstra General Counsel and Secretary
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